Exhibit 99.1

PRESS RELEASE

FTAI Reports Third Quarter 2019 Results, Dividend of $0.33 per Common Share
______________________________________________________________________________________________________

NEW YORK, October 31, 2019 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ended September 30, 2019. The Company’s consolidated financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q3’19
Net Cash Provided by Operating Activities	$34,601
Net Income Attributable to Shareholders	$25,671
Basic and Diluted Earnings per Common Share	$0.30

Funds Available for Distribution (“FAD”) (1)	$120,741
Adjusted EBITDA(1)	$114,142
 ________________________________
(1)	For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the third quarter of 2019, our total FAD was $120.7 million. This amount includes $185.7 million from aviation leasing activities, offset by $(32.0) million and $(32.9) million from infrastructure and corporate and other activities, respectively.

“We just put up record numbers in both net income and adjusted EBITDA,” said Joe Adams, FTAI’s CEO.  “We see this momentum in profitability and cash flow continuing into 2020.”

Third Quarter Cash Dividends

On October 31, 2019, the Company’s Board of Directors (the “Board”) declared a cash dividend on its common shares of $0.33 per share for the quarter ended September 30, 2019, payable on November 26, 2019 to the holders of record on November 15, 2019.

On October 31, 2019, the Board also declared a cash dividend on its Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares of $0.53281 per share for the quarter ended September 30, 2019, payable on December 16, 2019 to the holders of record on December 2, 2019.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Friday, November 1, 2019 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Friday, November 1, 2019 through 10:00 A.M. Friday, November 8, 2019 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 3777558.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s continued profitability and cash flow momentum.  These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

Withholding Information for Withholding Agents

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the common dividend and Series A preferred dividend declared in October 2019 will be treated as a partnership distribution and guaranteed payment, respectively.  For U.S. tax withholding purposes, the per share distribution components are as follows:

Common Distribution Components
Non-U.S. Long Term Capital Gain	$—
U.S. Portfolio Interest Income(1)	$0.14500
U.S. Dividend Income(2)	$—
Income Not from U.S. Sources(3)	$0.18500
Distribution Per Share	$0.33000

Series A Preferred Distribution Components
Guaranteed Payments(4)	$0.53281
Distribution Per Share	$0.53281

(1)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-percent shareholder under §871(h)(3)(B) of the Code.

(2)	This income is subject to withholding under §1441 or §1442 of the Code.

(3)	This income is not subject to withholding under §1441, §1442 or §1446 of the Code.

(4)	Brokers and nominees should treat this income as subject to withholding under §1441 or §1442 of the Code.

For U.S. shareholders: In computing your U.S. federal taxable income, you should not rely on this qualified notice, but should generally take into account your allocable share of the Company’s taxable income as reported to you on your Schedule K-1.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Equipment leasing revenues	$87,259	$70,890	$238,911	$186,004
Infrastructure revenues	74,962	30,265	206,942	55,974
Total revenues	162,221	101,155	445,853	241,978

Expenses
Operating expenses	89,368	41,667	244,049	96,839
General and administrative	6,284	4,012	15,313	12,171
Acquisition and transaction expenses	5,618	1,460	9,400	4,734
Management fees and incentive allocation to affiliate	7,378	3,846	16,926	12,080
Depreciation and amortization	43,744	34,422	125,877	96,853
Interest expense	25,488	15,142	72,263	39,870
Total expenses	177,880	100,549	483,828	262,547

Other income (expense)
Equity in losses of unconsolidated entities	(974)	(442)	(1,527)	(598)
Gain on sale of equipment, net	37,061	262	61,416	5,253
Interest income	121	111	452	361
Other income	1,131	737	3,465	2,074
Total other income	37,339	668	63,806	7,090

Income (loss) before income taxes	21,680	1,274	25,831	(13,479)
Provision for (benefit from) income taxes	1,004	551	(842)	1,580
Net income (loss)	20,676	723	26,673	(15,059)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(4,995)	(3,855)	(12,950)	(19,904)
Net income attributable to shareholders	$25,671	$4,578	$39,623	$4,845

Earnings per common share
Basic	$0.30	$0.05	$0.46	$0.06
Diluted	$0.30	$0.05	$0.46	$0.06

Weighted Average Common Shares Outstanding:
Basic	85,996,067	84,708,071	85,990,131	83,178,546
Diluted	86,005,604	84,709,656	86,013,539	83,179,181

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, unless otherwise noted)

	(Unaudited)
	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$99,343	$99,601
Restricted cash	51,241	21,236
Accounts receivable, net	61,970	53,789
Leasing equipment, net	1,498,679	1,432,210
Operating lease right-of-use assets, net	42,590	—
Finance leases, net	8,620	18,623
Property, plant, and equipment, net	945,052	708,853
Investments	51,109	40,560
Intangible assets, net	30,182	38,513
Goodwill	116,584	116,584
Other assets	229,643	108,809
Total assets	$3,135,013	$2,638,778

Liabilities
Accounts payable and accrued liabilities	$135,155	$112,188
Debt, net	1,582,262	1,237,347
Maintenance deposits	197,989	158,163
Security deposits	42,761	38,539
Operating lease liabilities	43,036	—
Other liabilities	28,158	38,759
Total liabilities	$2,029,361	$1,584,996

Commitments and contingencies

Equity
Common shares ($0.01 par value per share; 2,000,000,000 shares authorized; 84,903,138 and 84,050,889 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	$849	$840
Preferred shares ($0.01 par value per share; 3,450,000 shares authorized; 3,450,000 and 0 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively)	35	—
Additional paid in capital	1,027,451	1,029,376
Retained earnings (accumulated deficit)	6,806	(32,817)
Accumulated other comprehensive income	25,474	—
Shareholders' equity	1,060,615	997,399
Non-controlling interest in equity of consolidated subsidiaries	45,037	56,383
Total equity	1,105,652	1,053,782
Total liabilities and equity	$3,135,013	$2,638,778

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Dollar amounts in thousands, unless otherwise noted)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$26,673	$(15,059)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Equity in losses of unconsolidated entities	1,527	598
Gain on sale of equipment, net	(61,416)	(5,253)
Security deposits and maintenance claims included in earnings	(3,863)	(4,325)
Equity-based compensation	1,604	669
Depreciation and amortization	125,877	96,853
Change in current and deferred income taxes	(1,906)	670
Change in fair value of non-hedge derivative	4,130	567
Amortization of lease intangibles and incentives	24,008	17,629
Amortization of deferred financing costs	5,995	4,164
Bad debt expense	3,139	1,586
Other	748	51
Change in:
Accounts receivable	(16,002)	(19,024)
Other assets	(15,128)	(10,891)
Accounts payable and accrued liabilities	2,101	15,198
Management fees payable to affiliate	8,961	(774)
Other liabilities	(13,735)	3,756
Net cash provided by operating activities	92,713	86,415

Cash flows from investing activities:
Investment in notes receivable	—	(912)
Investment in unconsolidated entities and available for sale securities	(13,500)	(1,115)
Principal collections on finance leases	13,094	658
Acquisition of leasing equipment	(287,508)	(330,492)
Acquisition of property, plant and equipment	(243,707)	(178,555)
Acquisition of lease intangibles	(101)	(5,039)
Purchase deposits for acquisitions	(45,852)	(17,350)
Proceeds from sale of leasing equipment	166,290	30,409
Proceeds from sale of property, plant and equipment	7	78
Return of capital distributions from unconsolidated entities	1,424	872
Return of purchase deposit for aircraft and aircraft engines	—	240
Return of deposit on sale of engine	—	(400)
Net cash used in investing activities	$(409,853)	$(501,606)
Cash flows from financing activities:
Proceeds from debt	$568,704	$615,239
Repayment of debt	(218,934)	(181,856)
Payment of deferred financing costs	(31,585)	(2,686)
Receipt of security deposits	5,802	7,084
Return of security deposits	(368)	(1,520)
Receipt of maintenance deposits	49,356	41,808
Release of maintenance deposits	(23,822)	(11,518)
Proceeds from issuance of common shares, net of underwriter's discount	—	128,451
Common shares issuance costs	—	(789)
Proceeds from issuance of preferred shares, net of underwriter's discount and issuance costs	82,888	—
Purchase of non-controlling interest	—	(3,705)
Cash dividends - common shares	(85,154)	(82,623)
Net cash provided by financing activities	$346,887	$507,885

Net increase in cash and cash equivalents and restricted cash	29,747	92,694
Cash and cash equivalents and restricted cash, beginning of period	120,837	92,806
Cash and cash equivalents and restricted cash, end of period	$150,584	$185,500

Key Performance Measures

The Chief Operating Decision Maker (“CODM”) utilizes Adjusted EBITDA as our key performance measure.

Adjusted EBITDA provides the CODM with the information necessary to assess operational performance, as well as make resource and allocation decisions. Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2019	2018	Change	2019	2018	Change
Net income attributable to shareholders	$25,671	$4,578	$21,093	$39,623	$4,845	$34,778
Add: Provision for (benefit from) income taxes	1,004	551	453	(842)	1,580	(2,422)
Add: Equity-based compensation expense	676	232	444	1,604	669	935
Add: Acquisition and transaction expenses	5,618	1,460	4,158	9,400	4,734	4,666
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	—	—	—	—
Add: Changes in fair value of non-hedge derivative instruments	4,380	385	3,995	4,130	567	3,563
Add: Asset impairment charges	—	—	—	—	—	—
Add: Incentive allocations	3,736	(20)	3,756	6,109	553	5,556
Add: Depreciation and amortization expense (1)	50,464	39,162	11,302	149,885	114,482	35,403
Add: Interest expense	25,488	15,142	10,346	72,263	39,870	32,393
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	(801)	402	(1,203)	(895)	385	(1,280)
Less: Equity in losses of unconsolidated entities	974	442	532	1,527	598	929
Less: Non-controlling share of Adjusted EBITDA (3)	(3,068)	(3,563)	495	(8,242)	(9,175)	933
Adjusted EBITDA (non-GAAP)	$114,142	$58,771	$55,371	$274,562	$159,108	$115,454
 ________________________________________________________

(1)
Includes the following items for the three months ended September 30, 2019 and 2018: (i) depreciation and amortization expense of $43,744 and $34,422, (ii) lease intangible amortization of $1,072 and $1,911 and (iii) amortization for lease incentives of $5,648 and $2,829, respectively. Includes the following items for the nine months ended September 30, 2019 and 2018: (i) depreciation and amortization expense of $125,877 and $96,853, (ii) lease intangible amortization of $5,736 and $5,913 and (iii) amortization for lease incentives of $18,272 and $11,716, respectively.

(2)
Includes the following items for the three months ended September 30, 2019 and 2018: (i) net loss of $(1,096) and $(483), (ii) interest expense of $30 and $97 and (iii) depreciation and amortization expense of $265 and $788, respectively. Includes the following items for the nine months ended September 30, 2019 and 2018: (i) net loss of $(1,793) and $(734), (ii) interest expense of $101 and $303 and (iii) depreciation and amortization expense of $797 and $816, respectively.

(3)
Includes the following items for the three months ended September 30, 2019 and 2018: (i) equity based compensation of $85 and $19, (ii) provision for income taxes of $27 and $2, (iii) interest expense of $846 and $1,512, (iv) depreciation and amortization expense of $1,325 and $1,809, and (v) changes in fair value of non-hedge derivative instruments of $785 and $221, respectively. Includes the following items for the nine months ended September 30, 2019 and 2018: (i) equity based compensation of $220 and $96, (ii) provision for income taxes of $73 and $10, (iii) interest expense of $2,854 and $3,823, (iv) depreciation and amortization expense of $3,834 and $5,097 and (v) changes in fair value of non-hedge derivative instruments of $1,261 and $149, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating our ability to meet our stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excludes changes in working capital.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the nine months ended September 30, 2019 and 2018:

	Nine Months Ended September 30,
(in thousands)	2019	2018
Net Cash Provided by Operating Activities	$92,713	$86,415
Add: Principal Collections on Finance Leases	13,094	658
Add: Proceeds from Sale of Assets	166,297	30,487
Add: Return of Capital Distributions from Unconsolidated Entities	1,424	872
Less: Required Payments on Debt Obligations (1)	(29,513)	(6,231)
Less: Capital Distributions to Non-Controlling Interest	—	—
Exclude: Changes in Working Capital	33,803	11,735
Funds Available for Distribution (FAD)	$277,818	$123,936
 ________________________________________________________

(1)
Required payments on debt obligations for the nine months ended September 30, 2019 exclude repayments of $175,000 for the Revolving Credit Facility and $14,421 for the Central Maine & Québec Railway (“CMQR”) Credit Agreement, and for the nine months ended September 30, 2018 exclude repayments of $150,000 for the Revolving Credit Facility and $25,625 for the CMQR Credit Agreement, all of which were voluntary refinancings as repayments of these amounts were not required at such time.

The following tables set forth a reconciliation of FAD to Net Cash provided by Operating Activities for the three and nine months ended September 30, 2019:

	Three Months Ended September 30, 2019
(in thousands)	Aviation Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$185,679	$(32,000)	$(32,938)	$120,741
Less: Principal Collections on Finance Leases				(10,098)
Less: Proceeds from Sale of Assets				(94,793)
Less: Return of Capital Distributions from Unconsolidated Entities				(144)
Add: Required Payments on Debt Obligations (1)				26,388
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(7,493)
Net Cash provided by Operating Activities				$34,601

(1)
Required payments on debt obligations for the three months ended September 30, 2019 exclude repayments of $60,000 for the Revolving Credit Facility and $3,711 for the CMQR Credit Agreement, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

	Nine Months Ended September 30, 2019
(in thousands)	Aviation Leasing	Infrastructure	Corporate and Other	Total
Funds Available for Distribution (FAD)	$413,637	$(46,179)	$(89,640)	$277,818
Less: Principal Collections on Finance Leases				(13,094)
Less: Proceeds from Sale of Assets				(166,297)
Less: Return of Capital Distributions from Unconsolidated Entities				(1,424)
Add: Required Payments on Debt Obligations (2)				29,513
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(33,803)
Net Cash provided by Operating Activities				$92,713

(2)
Required payments on debt obligations for the nine months ended September 30, 2019 exclude repayments of $175,000 for the Revolving Credit Facility and $14,421 for the CMQR Credit Agreement, both of which were voluntary refinancings as repayments of these amounts were not required at such time.

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

●
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

●	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

●
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

●
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

●	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

●
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

●	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.